UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2025

Orange County Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40711	26-1135778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

212 Dolson Avenue, Middletown, New York		10940
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (845) 341-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25	OBT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2025, Orange Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Orange County Bancorp, Inc. entered into a Sale and Purchase Agreement (the “Agreement”) with JRTN Properties LLC (the “Buyer”), to sell the building and a portion of the surrounding land at the Bank’s branch located at 33 Trust Way in Middletown, New York. The purchase price of $2,535,000 will be payable to the Bank at closing. The Bank has agreed to lease the branch office on a month-to-month basis beginning immediately after the completion of the sale for a period up through and including December 31, 2026. The Agreement contains customary representations and warranties that the Bank and the Buyer have made to each other. Subject to customary closing conditions, the transaction will close on or about April 23, 2025.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary description of the Agreement is qualified in its entirety by the terms of the Agreement.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions: None.
(d)	Exhibits.
10.1 Sale and Purchase Agreement, dated as of April 17, 2025, by and between Orange Bank & Trust Company and JRTN Properties LLC

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORANGE COUNTY BANCORP, INC.

DATE: April 22, 2025	By:	/s/ Michael Lesler
Michael Lesler
Executive Vice President and Chief Financial Officer